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                            ________________________

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                            ________________________

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934
                            ________________________

Date of Report (Date of earliest event reported) April 16, 2004
                                                 -----------------

                              Galaxy Minerals, Inc.
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             (Exact name of registrant as specified in its charter)

                                     Florida
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                 (State or other jurisdiction of incorporation)

        333-95549                                          65-0974212
------------------------                       ---------------------------------
(Commission File Number)                       (IRS Employer Identification No.)

500 Park Avenue, Suite 203, Lake Villa, Illinois            60046
------------------------------------------------    -----------------------
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code: (847) 265-7600
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ITEM 1.       CHANGES IN CONTROL OF REGISTRANT
ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS.
-------       -------------------------------------

         As of April 20, 2004, Galaxy Minerals, Inc., formerly known as Golden Sand Eco-Protection, Inc. (the "Company") acquired Yellow Jacket Finance Limited, a British Virgin Islands corporation ("YJF") in exchange for 241,000,000 newly issued "restricted" shares of common voting stock of the Company to the YJF shareholder for the purpose of effecting a tax-free reorganization pursuant to sections 351, 354 and 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended ("IRC") pursuant to the Agreement and Plan of Reorganization (the "Agreement") by and between the Company, YJF and YJF shareholder (the "Closing"). Each ordinary share of YJF stock have been exchanged for 2,410,000 shares of the Company's Common Stock(based on the total issuance of 241,000,000 of the Company's shares of Common Stock). Prior to the Closing of the share exchange transaction, the Company effected on April 15, 2004, a 4-for-1 reverse stock split of its common stock. There were 8,270,000 shares of Common Stock outstanding prior to the reverse stock split. Immediately prior to the Closing, there were 2,067,500 shares issued and outstanding. Following the Closing date, there were 243,067,500 shares of the Company's Common Stock outstanding.

         The assets of Yellow Jacket Finance Limited include a 51% interest in 52 mining claims covering in aggregate 1,040 acres in Santa Cruz County, Arizona. Included in these claims are the Yellow Jacket and Phoenix patented gold projects, located in the famous Oro Blanco mining district. The 'La Paz' and 'Green' gold veins that run through the properties are generally contained within soft quartz and porphyry and are generally within 250 feet of the surface. Through extensive sampling, other minerals have also been identified including a potential silver resource.

        The Company's Board of Directors and its majority shareholder approved the share exchange transaction and the amendment to the Company's Articles of Incorporation on or about April 2, 2004 by written consent in writing. In its Amendment to the Company's Articles of Incorporation, the Company changed its name from "Golden Sand Eco-Protection, Inc." to "Galaxy Minerals, Inc." The Company also increased its authorized capital stock to 500 million shares of common stock and effected the 4-for-1 reverse stock split.

         On April 16, 2004, the sole director of the Company, Richard N. Jobling, appointed the following persons to the Board of Directors of the
Company:

         P. Bruce Oettel, 58, is a qualified Mining Engineer with 25 years experience in operational mining supervision. Mr. Oettel is a specialist in heap leaching mining operations in California, Arizona, Mexico and most recently Peru where he managed the exploration and development of the alluvial/hard rock/mine tailings evaluations and assessments. He has also been responsible for the design and development of mineral processing systems in these and other territories. Mr. Oettel's previous positions include 12 years offshore petroleum exploration with Global marine, SUN drilling, SEDCO, and others with experience on drillships, semi-submersibles, supply boats, scientific exploration - Glomar Challenger/ Explorer. Between 1973 - 1975 he was part of the Special ops drilling operations in Vietnam and Cambodia. Mr. Oettel is an expert in design, installation, and operation of equipment and machinery systems to work in harmony with the environment and developed a multi-tier environmental hazard remediation strategy. He designed VAMS unit ( VOLUME ALLUVIAL MINING SYSTEM). These systems are designed to be able to increase their capacities of throughput volume production in portable / modular concepts.

         Vincent Plenge, 62, is a geologist with over 30 years experience, he obtained a Bachelor of Science from the University of San Marcos, Lima in 1974. Most recently Mr. Plenge was a geologist for the Cerro de Pasco Corporation, Head Geologist and Chief of Special Studies for the Rio Pallanga Mining Co ( Alpalmarca and Candelaria Mines ). His previous positions include Superintendent of Mines - Cobre Acari Corp, Field Engineer - Madre de Dios and Banco Minero, General Manager- COLQUE Mining Co and he was the Chief Exploration Geologist for Alluvial evaluations Maranon, Ayambis, Santiago, Congaza, Cenepa Rivers."

         As of the Closing date, there were 243,067,000 shares issued and outstanding. The following table sets forth the beneficial ownership of the Company's Common Stock as of the Closing date by each person known to the Company to own more than five percent (5%) of the Company's Common Stock and by each of the Company's current directors and nominees for election as directors, and by all directors and officers of the Company as a group. The table has been prepared based on information provided to the Company by each shareholder and gives effect to the issuance of shares pursuant to the Agreement.

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COMMON STOCK

                                           AMOUNT AND NATURE
NAME AND                                   OF BENEFICIAL              PERCENT
ADDRESS                                    OWNERSHIP (1)            OF CLASS (1)
-------                                    -------------            ------------
Bait Shop Limited                            241,000,000                99.1%
Palm Chambers
PO Box 119, Road Town
Tortola, British Virgin Islands

Richard N. Jobling (1)                                 0                 *
Director, CEO and CFO

P. Bruce Oettel (1)(2)                                 0                 *
Director

Vincent Plenge (1)(2)                                  0                 *
Director

Charles Scheuerman
2531 S.E. 14th Street,
Pompano Beach, Florida 33062
former officer and director                       62,500                 *

All Directors and Officers
as a Group (3 persons)                                 0                 0%
__________

*       Less than 1%

As used in this table, "beneficial ownership"is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the shares shown. Except as indicated by footnote and subject to community property laws where applicable, to the Company's knowledge the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(1) C/o Registrant's address: 500 Park Avenue, Suite 203, Lake Villa, Illinois 60046
(2) Upon appointment of Messrs. Oettel and Plenge as directors of the Company, they are entitled to the issuance of 700,000 shares of "restricted" common stock and 300,000 shares of common stock pursuant to the Company's 2004 Equity Compensation Plan which is to be registered by the Company with the Securities and Exchange Commission. Each director executed Director's Terms of Appointment Agreement with the Company.

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ITEM 5.      OTHER EVENTS AND REGULATION FD DISCLOSURE

         In connection with the name change to "Galaxy Minerals, Inc.", The Company's trading symbol on the over-the-counter Bulletin Board has been changed to "GAXY".

         The Company approved on April 16, 2004,the Company's 2004 Equity Compensation Plan in the amount of 25 million shares of the Company's common stock. The Company plans to register the Plan with the Securities and Exchange Commission.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)(b) Unaudited financial statements for Yellow Jacket Finance Limited as of March 31, 2004.
         (c) EXHIBITS.

          2.  Agreement and Plan of Reorganization

              2.1 Agreement and Plan of Reorganization dated as of April 16, 2004, between the Company and YJF.

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                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 22, 2004                Galaxy Minerals, Inc.

                                     By: /S/ RICHARD N. JOBLING
                                         -------------------------------------
                                         RICHARD N. JOBLING
                                         Chief Executive Officer and
                                         Chief Financial Officer

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                          YELLOW JACKET FINANCE LIMITED

                         UNAUDITED FINANCIAL STATEMENTS

                               AS AT 31 MARCH 2004

                                                                          $
Assets

        Loan to Yellow Jacket / Stealth Joint Venture                    50,000
                                                                     -----------
Net Assets                                                               50,000
                                                                     ===========

Liabilities and Capital

        Loans due within one year                                        50,000

        100 Shares of Common Stock par value $0.001 per share                 -
                                                                     -----------
Total Liabilities and Capital                                            50,000
                                                                     ===========

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